UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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QAD Inc.

(Name of Registrant as Specified In Its Charter)

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On September 23, 2010, Daniel Lender, QAD’s Chief Financial Officer, distributed an email to all QAD employees discussing the effect of the proposed recapitalization on employees existing equity awards. A copy of the email is disclosed below.
Proposed Recapitalization — Effect on Stock Program
Dear QADers,
After yesterday’s announcement of the recapitalization proposal, some of you have asked how the recapitalization will affect your existing stock options, SARs or RSUs.
Assuming the recapitalization is approved:
•	There is no impact to vesting or expiration dates.
•	Outstanding stock options, RSUs and SARs will be adjusted to conform their terms to the Company’s capital structure as follows:
•	each ten shares of stock covered by an outstanding option agreement, RSU or SAR agreement will be converted into equivalent rights to receive one share of Class B Common Stock and four shares of Class A Common Stock; and
•	the exercise price per share of stock covered by an outstanding option agreement or SAR agreement will be doubled to account for the 2 to 1 reverse stock split.
For example, an option to purchase 100 shares of QAD stock at an exercise price of $4.00 per share before the recapitalization will, upon implementation of the recapitalization, represent an option to purchase 10 shares of Class B Common Stock and 40 shares of Class A Common Stock, at an exercise price of $8.00 per share.
Please let me know if you have any further questions on the matter.
Regards,
Daniel
Important Information for QAD Stockholders.
QAD filed a preliminary proxy statement relating to the proposed recapitalization plan with the SEC on September 22, 2010 and intends to file a definitive proxy statement and other relevant materials with the SEC at a later date. QAD stockholders are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the recapitalization plan. The proxy statement, and any other documents filed by QAD with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, or by contacting QAD by email at investor@qad.com, by phone at 805.566.5117, or by mail at QAD Inc., 100 Innovation Place, Santa Barbara, California 93108. In addition, the definitive proxy statement will be available in the Investor Relations section of the QAD website at www.qad.com.
QAD and its directors and executive officers may be deemed to be participants in the solicitation of proxies from QAD stockholders in connection with the proposed recapitalization plan.
Information about QAD’s directors and executive officers is set forth in QAD’s proxy statement on Schedule 14A filed with the SEC on May 14, 2010 and QAD’s Annual Report on Form 10-K filed with the SEC on April 15, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed recapitalization plan will be included in the definitive proxy statement that QAD intends to file with the SEC.